UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2011

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3753 Howard Hughes Parkway
Suite 200, Las Vegas, NV 89169
 (Address of principal executive offices)

888-333-8075
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 7, 2011, Forex International Trading Corp. (the “Company”) entered into a Letter of Intent ("LOI") to acquire up to 40.1% equity interest (the “Interest”) in Nexus Capital Ltd. (“Nexus”), a U.K. regulated investment advisory firm.

The LOI provides that the Company may acquire options  to acquire the Interest in Nexus from equity holders of Nexus at an estimated cost of approximately ₤ 215,600 payable in instalments no later than May 31, 2011.

The Company engaged a U.K. domestic law firm to prepare the needed closing documentation as well as prepare and file an application with the Financial Services Authority (“FSA”) in London for approval of the acquisition.

Except for various miscellaneous provisions, this LOI is non-binding.  The acquisition is subject to certain requirements including due diligence, approval from the FSA, execution of a mutually-acceptable definitive purchase agreement and various other customary conditions such as obtaining board approval. Accordingly, no assurances can be made that the transaction will be consummated.

Item 9.01  Financial Statements and Exhibits

Exhibit Number                   Description

99.1	Letter of Intent between Forex International Trading Corp. and Nexus Capital Ltd.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

By:	/s/ Darren C. Dunckel
Name:	Darren C. Dunckel
CEO, President, CFO, Treasurer and Director

                                                         .

Date: February 10, 2011

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